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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this Amendment No. 4 to the Registration Statement on Form S-1 (File No. 333-03209) of our report dated March 17, 1995, except for paragraphs one and two of Note 11 as to which the date is June 20, 1996, on our audits of the financial statements and financial statement schedule of Precision Response Corporation. We also consent to the reference to our firm under the captions "Selected Financial and Operating Data" and "Independent Public Accountants."


/s/ Gurland & Goldberg, P.A.

GURLAND & GOLDBERG, P.A.

Hallandale, Florida

July 11, 1996